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                                                                  EXHIBIT (i)(3)

(DECHERT LLP LOGO)



July 26, 2005


ING Funds Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re.   ING Funds Trust
      Securities Act Registration No. 333-59745
      Investment Company Act File No. 811-08895

Ladies and Gentlemen:

We have acted as counsel to the ING Funds Trust (the "Trust"), a Delaware statutory trust, and its series, the ING Institutional Prime Money Market Fund (the "Fund"), and have a general familiarity with the Trust's business operations, practices and procedures. In our capacity as counsel, we have examined the Trust's Declaration of Trust, as amended to date, and are familiar with the proceedings of the Board of Trustees authorizing the creation of the Fund and its Institutional Class shares (the "Shares") and the issuance of such Shares to the public.

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner contemplated by the above-captioned registration statement ("Registration Statement") as filed on or about July 26, 2005, will be legally issued, fully paid, and non-assessable by the Trust.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Counsel." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.


Sincerely,


/s/ Dechert LLP